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                                                                  EXHIBIT 10.2.4




                              FORBEARANCE AGREEMENT

         This Forbearance Agreement (herein, the "Agreement") made as of the 9th day of January 2004, by and among Delphax Technologies Canada Limited, f/k/a Check Technology Canada Ltd., an Ontario corporation ("Borrower"), Delphax Technologies Inc., f/k/a Check Technology Corporation, a Minnesota corporation ("Parent"), as Parent and as a Guarantor (Parent, together with all Domestic Subsidiaries in existence from time to time being hereinafter referred to collectively as the "Guarantors" and each such entity individually as a "Guarantor"), Harris Trust and Savings Bank ("HTSB"), as Administrative Agent for Lenders (in such capacity, "Administrative Agent") and Bank of Montreal, as sole Lender ("Lender").

                                    RECITALS:

         A. Borrower, Parent, Administrative Agent and Lender are parties to that Credit Agreement dated as of December 20, 2001 by and among Borrower, Parent, and HTSB as sole Lender and as Administrative Agent, as amended by that certain First Amendment to Credit Agreement dated as of December 18, 2002, as further amended by that certain Second Amendment to Credit Agreement dated as of August 11, 2003, as further amended by that certain Third Amendment to Credit Agreement dated as of August 31, 2003 (as so amended, the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         B. On December 31, 2003, all principal, and interest and other amounts owing under the Credit Agreement became due and payable. However, neither Borrower nor Parent paid such amounts except for the interest amounts that were due and payable. The nonpayment of the principal constituted an Event of Default under the Credit Agreement (the "Existing Default").

         C. Lender is not willing to waive the Existing Default.

         D. Borrower and Parent have represented to Administrative Agent and Lender that Borrower and Parent are negotiating a credit facility with LaSalle Business Credit LLC (the "Planned Refinancing") which, when closed, will result in all amounts owed to each of Administrative Agent and Lender to be paid in full. Borrower and Parent have further informed the Administrative Agent and Lender that the Planned Refinancing, originally expected to be closed in December 2003, is now expected to be closed before the end of January 2004.

         E. Borrower has requested that during (but only during) the "Standstill Period" (defined in paragraph 6 below), and subject to the terms and conditions set forth in this Agreement, Administrative Agent and Lender forbear from exercising their rights or remedies available solely by reason of the Existing Default.

         NOW, THEREFORE, upon the execution hereof by Administrative Agent, Lender, Borrower and Parent, it is agreed as follows:

         1. Amounts Owing. Borrower acknowledges and agrees that the unpaid principal amount of Loans as of the date hereof is $11,900,000.00 ($2,500,000.00 in Term Loans and

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$9,400,000.00 in Revolving Loans) and such amount (together with interest thereon and other amounts owed under the Loan Documents) is justly and truly owing by Borrower without defense, offset or counterclaim. Borrower further acknowledges and agrees that it has no further rights to request borrowings under the Credit Agreement.

         2. Acknowledgment of Default. The Existing Default constitutes an Event of Default under the Credit Agreement. Borrower acknowledges that under the Credit Agreement, because of the Existing Default, Lender is permitted and entitled to terminate the Commitments, to decline to provide further credit to Borrower, and exercise any other rights or remedies that may be available under the Loan Documents or under applicable law. Borrower represents to Administrative Agent and Lender that there are no Defaults or Events of Default other than the Existing Default.

         3. Forbearance. Unless and until Standstill Termination (as defined in paragraph 6 below) occurs, Administrative Agent and Lender will not, solely by reason of the occurrence of the Existing Default, enforce any of the liens granted under the Collateral Documents or, except as provided herein, exercise any other right or remedies available solely by reason of the Existing Default.

         4. Interest. Borrower acknowledges and agrees that from and after January 1, 2004, interest on the unpaid amount of the Loans has been accruing (and will continue to accrue) at the default rate specified in Section 1.10 of the Credit Agreement. Borrower further agrees that no Loans may be converted to Eurodollar Loans.

         5. Additional Agreements. Borrower shall keep Administrative Agent and Lender fully apprised as to the status of the Planned Refinancing including by notifying Administrative Agent and Lender (a) promptly after (but in any event not later than the day after the date on which Borrower learns) the Planned Refinancing has been approved (or not approved) by LaSalle Business Credit, LLC's credit committee, (b) of the expected closing date of the Planned Refinancing and (c) immediately if at any time Borrower believes that it is likely that the Planned Refinancing will not close on or before January 31, 2004.

         6. Standstill Period; Standstill Termination.

                  (a) As used in this Agreement, "Standstill Period" means the period beginning on the date of this Agreement and ending on the date on which Standstill Termination occurs.

                  (b) As used in this Agreement, "Standstill Termination" shall mean the first to occur of the following:

                           (1) January 31, 2004;

                           (2) the date on which the Planned Refinancing closes;

                           (3) if LaSalle Business Credit, LLC's credit
                  committee does not approve the Planned Refinancing, the date on which Borrower first learns of such nonapproval;


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                           (4) if at any time Borrower believes that it is
                  reasonably likely that the Planned Refinancing will not close on or before January 31, 2004, the date on which Borrower first makes that determination;

                           (5) the occurrence of any one or more of the
                  following events: (a) any Default or Event of Default under the Credit Agreement, in each case other than the Existing Default; (b) any failure by Borrower for any reason to comply with any term, condition or provision contained in this Agreement; (c) any representation made by Borrower in this Agreement or pursuant to it proves to be incorrect or misleading in any material respect when made; or (d) any change shall occur after the date hereof, in the condition or prospects, financial or otherwise, of Parent and its Subsidiaries, taken as a whole, which Lender in good faith deems materially adverse.

                  (c) The occurrence of any Standstill Termination shall be deemed an Event of Default under the Credit Agreement. Upon the occurrence of a Standstill Termination, the Standstill Period is automatically terminated and Administrative Agent and Lender shall be permitted and entitled, without further notice of default or demand for payment to Borrower, Parent or any other Guarantor, to exercise all rights and remedies that may be available under the Loan Documents or applicable law.

         7. No Waiver and Reservation of Rights. Borrower acknowledges that Administrative Agent and Lender are not waiving the Existing Default, but is simply agreeing to forbear from exercising their rights and remedies solely with respect to the Existing Default to the extent expressly set forth in this Agreement. Without limiting the generality of the foregoing, Borrower acknowledges and agrees that immediately upon expiration of the Standstill Period, Administrative Agent and Lender have all of their rights and remedies with respect to the Existing Default to the same extent, and with the same force and effect, as if the forbearance had not occurred. Borrower will not assert and hereby forever waives any right to assert that Administrative Agent or Lender are obligated in any way to continue beyond the Standstill Period to forbear from enforcing their rights or remedies or that Administrative Agent and Lender are not entitled to act on the Existing Default after the occurrence of a Standstill Termination as if such default had just occurred and the Standstill Period had never existed. Borrower acknowledges that Administrative Agent and Lender have made no representations as to what actions, if any, either of them will take after the Standstill Period or upon the occurrence of any Standstill Termination, a Default or Event of Default, and Lender and Administrative Agent must and do hereby specifically reserve any and all rights and remedies they have (after giving effect hereto) with respect to the Existing Default and each other Default or Event of Default that may occur.

         8. RELEASE. FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF LENDERS IN THIS AGREEMENT, BORROWER AND, BY SIGNING THE ACKNOWLEDGEMENT AND CONSENT BELOW, PARENT HEREBY RELEASE ADMINISTRATIVE AGENT AND LENDER, THEIR RESPECTIVE CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE "RELEASED PARTIES") OF AND FROM ANY AND ALL DEMANDS, ACTIONS,



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CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND
OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH BORROWER OR PARENT HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE, INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF THE EXISTING FINANCING ARRANGEMENTS AMONG BORROWER, PARENT AND LENDER, AND BORROWER AND PARENT FURTHER ACKNOWLEDGE THAT, AS OF THE DATE HEREOF, THEY DO NOT HAVE ANY COUNTERCLAIM, SET-OFF OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH BORROWER AND PARENT HEREBY EXPRESSLY WAIVE.

         9. Loan Documents Remain Effective. Except as expressly set forth in this Agreement, the Loan Documents and all of Borrower's and Parent's obligations thereunder (including, without limitation, Parent's obligations as a Guarantor), the rights and benefits of Administrative Agent and Lender thereunder, and the liens and security interests created thereby remain in full force and effect. Without limiting the foregoing, Borrower and Parent agree to comply with all of the terms, conditions and provisions of the Loan Documents except to the extent such compliance is inconsistent with the express provisions of this Agreement. This Agreement and the Loan Documents are intended by the parties as a final expression of their agreement and are intended as a complete and exclusive statement of the terms and conditions of that agreement.

         10. Fees and Expenses. Borrower shall pay to Lender a forbearance fee of $50,000, which shall be earned on and as of the date hereof and shall be due and payable on or before the date hereof. Borrower shall also pay on demand all fees and expenses (including attorneys' fees and consultant's fees and expenses) incurred by Administrative Agent and Lender and their counsel in connection with this Agreement and the obligations of Borrower hereunder and the other instruments and documents being executed and delivered in connection herewith and all fees and expenses of counsel to Administrative Agent due and not yet paid with respect to the credit facilities subject to the Credit Agreement.

         11. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following condition precedent: (a) Borrower, Parent, Administrative Agent and Lender shall have executed and delivered this Agreement on or before the close of business on the date hereof and (b) Lender shall have received in immediately available funds the forbearance fee described in paragraph 10 above.

         12. Miscellaneous. By its acceptance hereof, Borrower and Parent hereby represent that they have the necessary power and authority to execute, deliver and perform the undertakings contained herein and that the same do bind Borrower and Parent. This Agreement may be executed in counterparts and by different parties on separate counterpart signature pages, each of which to constitute an original and all of which taken together to constitute one and the same instrument. This Agreement shall be governed by Illinois law and shall be governed and interpreted on the same basis as the Credit Agreement.

         13. Parent' Acknowledgement and Consent. Parent has heretofore executed and delivered to Administrative Agent and Lender the Credit Agreement, including a guaranty, and


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certain Collateral Documents pursuant to the Credit Agreement. Parent hereby consents to the Agreement and agrees to the terms thereof, including, without limitation, Section 11 thereof, and confirms that its guaranty and the Collateral Documents executed by it, and all of the obligations of Parent thereunder, remain in full force and effect. Parent further agrees that the consent of Parent to any further amendments to the Credit Agreement or the Agreement shall not be required as a result of this consent having been obtained. Parent acknowledges that Administrative Agent and Lender are relying on this acknowledgement and consent in entering into the Agreement with Borrower.

                           [SIGNATURE PAGES TO FOLLOW]










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         This Forbearance Agreement is entered into as of the date and year first above written.

                                           DELPHAX TECHNOLOGIES CANADA LTD.
                                           (f/k/a Check Technology Canada Ltd.)


                                           By /s/ Robert M. Barniskis
                                              ----------------------------------
                                              Name Robert M. Barniskis
                                                   -------------------
                                              Title Chief Financial Officer
                                                    -----------------------


                                           DELPHAX TECHNOLOGIES INC. (f/k/a
                                           Check Technology Corporation)


                                           By /s/ Robert M. Barniskis
                                              ----------------------------------
                                              Name Robert M. Barniskis
                                                   -------------------
                                              Title Chief Financial Officer
                                                    -----------------------


         Accepted and agreed to.

                                           HARRIS TRUST AND SAVINGS BANK, in its
                                           individual capacity as Administrative
                                           Agent


                                           By /s/ Richard A. Garcia
                                              ----------------------------------
                                              Name Richard A. Garcia
                                                   -----------------
                                              Title Director
                                                    --------


                                           BANK OF MONTREAL, as Lender


                                           By /s/ Richard A. Garcia
                                              ----------------------------------
                                              Name Richard A. Garcia
                                                   -----------------
                                              Title Director
                                                    --------

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